UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2019

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2019, Michael Becker, director of GelTech Solutions, Inc. (the “Company”) notified the Board of Directors of the Company (the “Board”) of his decision to resign as director, effective on the close of business on June 30, 2019. Mr. Becker’s decision to step down as director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Additionally, on June 4, 2019, Mr. Warren Mosler, a large shareholder of the Company, was appointed to the Company’s Board of Directors. Mr. Mosler is an American economist, hedge fund founder, engineer, professional automotive designer, and politician. He was the founder of Mosler Automotive and a co-founder of the Center for Full Employment And Price Stability at University of Missouri-Kansas City.

Since January 1, 2017, Mr. Mosler, directly and/or indirectly through an entity he controls, has invested $4,405,000 in the Company in consideration for 23,513,258 shares of common stock and 11,756,631 two-year warrants exercisable at $2.00 per share.

There was no arrangement or understanding between Mr. Mosler and the Company or any other persons pursuant to which Mr. Mosler was selected as a director. At this time, the Board has not made any decisions regarding appointing Mr. Mosler to any Board committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

June 5, 2019	By:	/s/ Michael Hull
Michael Hull, Chief Financial Officer